Exhibit 10(n)(i)

                           ALBANY INTERNATIONAL CORP.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                                                 Effective as of
                                                                 January 1, 1994

                                                         As amended and restated
                                                           as of January 1, 2008


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ARTICLE 1              DEFINITIONS .......................................     1

         A.            Actuarial Equivalent ..............................     1

         B.            Aggregate Credited Service ........................     1

         C.            Beneficiary .......................................     1

         D.            Benefit ...........................................     1

         E.            Board of Directors ................................     1

         F.            Committee .........................................     1

         G.            Compensation ......................................     1

         H.            Compensation Limit ................................     1

         I.            Corporation .......................................     1

         J.            Employee ..........................................     1

         K.            ERISA .............................................     1

         L.            IRC ...............................................     1

         M.            Participant .......................................     2

         N.            Pension Plus Plan .................................     2

         O.            Plan ..............................................     2

         P.            Prosperity Plus Plan ..............................     2

ARTICLE 2              EFFECTIVE DATE ....................................     2

ARTICLE 3              PARTICIPATION IN THE PLAN .........................     2

ARTICLE 4              BENEFITS ..........................................     2

         A.            Determination of Benefits .........................     2

         B.            Form and Timing of Benefit Payments ...............     3

         C.            Vesting ...........................................     4

ARTICLE 5              PLAN ADMINISTRATION ...............................     4

         A.            The Committee .....................................     4

         B.            Power, Duties, Etc ................................     4

ARTICLE 6              MISCELLANEOUS .....................................     5

         A.            Amendment .........................................     5

         B.            Termination .......................................     5

         C.            Funding ...........................................     6

         D.            Benefits Not Assignable ...........................     7

         E.            Plan Not a Contract of Employment .................     7

         F.            Benefits Payable to Minors, Incompetents and
                         Others ..........................................     7

         G.            Construction ......................................     7


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                                   ARTICLE 1

                                   DEFINITIONS

      A. Actuarial Equivalent. The determination of one benefit as actuarially equivalent to another benefit using the actuarial assumptions used for such purpose under the Pension Plus Plan.

      B. Aggregate Credited Service. "Aggregate Credited Service" as defined in the Pension Plus Plan.

      C. Beneficiary. Any person entitled to receive any payment of benefits due under the Pension Plus Plan with respect to a Participant after the Participant's death, whether pursuant to the Participant's designation or otherwise.

      D. Benefit. The benefit payable to a Participant or Beneficiary pursuant to Article IV of the Plan. A Participant's Benefit under the Plan shall be segregated into a "Grandfathered" Benefit and a "Non-Grandfathered" Benefit. The Grandfathered Benefit means the portion of a Participant's Benefit that was earned and vested as of December 31, 2004. The Non-Grandfathered Benefit means the portion of a Participant's Benefit that accrued or became vested on or after January 1, 2005.

      E. Board of Directors. The Board of Directors of the Corporation, and any persons empowered by the Corporation's certificate of incorporation, the Corporation's by-laws or resolution of the Board of Directors of the Corporation, to exercise the powers of the Board of Directors of the Corporation with respect to the Plan.

      F. Committee. The Employee Benefits Committee appointed by the Board of Directors to be the administrator of the Pension Plus Plan pursuant to Article VII thereof.

      G. Compensation. "Compensation" as defined in the Pension Plus Plan, but determined without regard to the Compensation Limit.

      H.   Compensation   Limit.  The  limitations   contained  in  IRC  Section
401(a)(17), as amended from time to time.

      I. Corporation. Albany International Corp. and any successor thereto.

      J. Employee. Any person employed by the Corporation or a "Participating Affiliate" (as defined in the Pension Plus Plan) on a salaried basis who is an "Eligible Employee" (as defined in the Pension Plus Plan) under the Pension Plus Plan.

      K. ERISA. The Employee Retirement Income Security Act of 1974, as amended.

      L. IRC. The Internal Revenue Code of 1986, as amended.

      M. Participant. Any Employee who is eligible to participate in the Plan pursuant to Article III hereof.


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      N. Pension Plus Plan. The Albany International Corp. Pension Plus Plan, as
it may be amended from time to time.

      O. Plan. The Albany International Corp. Supplemental Executive Retirement Plan, as it may be amended from time to time.

      P. Prosperity Plus Plan. The Albany International Corp. Prosperity Plus Plan, as it may be amended from time to time.

                                   ARTICLE 2

                                 EFFECTIVE DATE

      The Plan shall be effective January 1, 1994 with respect to Participants whose benefit payments under the Pension Plus Plan commence or will commence on or after January 1, 1994. Effective as of January 1, 2008, the Plan is amended and restated to comply with the requirements of IRC Section 409A. The Plan is intended, and shall be construed, to comply with IRC Section 409A so as to avoid the excise tax penalties, interest penalties, and income inclusion rules of IRC
Section 409A.

                                   ARTICLE 3

                            PARTICIPATION IN THE PLAN

      An Employee who is a participant in the Pension Plus Plan shall become a Participant in this Plan effective as of the date on which (a) his Compensation during any calendar year beginning on or after January 1, 1994 exceeds the limitations set forth in IRC Section 401(a)(17) or (b) his benefits under the Pension Plus Plan are limited by reason of the application of the limitations of IRC Sections 401(a)(4) or 415 (including the combined limitations contained in IRC Section 415 on benefits payable under the Pension Plus Plan and the Prosperity Plus Plan), including the treasury regulations promulgated thereunder. An Employee who becomes a Participant shall remain a Participant so long as he is entitled to any benefits under the Plan.

                                   ARTICLE 4

                                    BENEFITS

      A. Determination of Benefits

            1. Excess Article IV Benefits. A Participant's or Beneficiary's Benefit under this Section IV.A.1 of the Plan shall be determined as the excess, if any, of:

                  (a) the Actuarial Equivalent of the amount of monthly benefits to which such Participant or Beneficiary would have been entitled under Article IV of the Pension Plus Plan, determined without regard to Appendix


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            L  of  such  plan,  and   determined   without  regard  to  (i)  the
            Compensation Limit and (ii) the limitations imposed pursuant to IRC Sections 401(a)(4) and 415, expressed as a single life annuity; over

                  (b) the Actuarial Equivalent of the amount of monthly benefits to which such Participant or Beneficiary actually is entitled from time to time under Article IV of the Pension Plus Plan, determined without regard to Appendix L of such plan, and expressed as a single life annuity.

            2. Excess Appendix L Benefits. A Participant's or Beneficiary's benefit under this Section IV.A.2 of the Plan shall be determined as the excess, if any, of (1) the Account credits provided for in Section I of Appendix L of the Pension Plus Plan, over (2) the Account credits actually credited to and payable from such Participant's Account under Appendix L of the Pension Plus Plan, after application of the limits described in
      Section II of Appendix L.

      B. Form and Timing of Benefit Payments

            1. Excess Article IV Benefits. The Actuarial Equivalent of a Participant's or Beneficiary's Benefit under Section IV.A.1 of the Plan shall be paid to the Participant or Beneficiary at the time and in the form as provided below:

                  (a) Payment of a  Participant's  Grandfathered  Benefit  shall commence at the same time as benefits to such Participant or Beneficiary under the Pension Plus Plan commence, unless the Committee directs that the Actuarial Equivalent of the Participant's Grandfathered Benefit shall be paid at a different time. A Participant's Non-Grandfathered Benefit shall be paid or commence as of the first day of the month following the date that is sixth months following the date of the Participant's termination of employment with the Corporation.

                  (b) A Participant's Grandfathered Benefit shall be paid in the form as benefits are paid to such Participant or Beneficiary under the Pension Plus Plan, unless the Committee directs that the Actuarial Equivalent of the Participant's Grandfathered Benefit shall be paid in a different form. A Participant's Non-Grandfathered Benefit shall be paid in the form elected by the Participant. A Participant with a Non-Grandfathered Benefit shall be permitted to elect any one of the following forms of payment: a 50%, 66 2/3%, or 100% joint and survivor annuity; a life annuity, a five (5) year certain annuity, or a ten (10) year certain annuity. However, such election must be made within thirty days of when a Participant commences participation in the Plan, and such election shall be irrevocable. For purposes of this subsection (b), a Participant is considered to commence participation in the Plan as of the January 1 following the first year the Participant accrues a Benefit under the Plan. In the event a Participant or Beneficiary fails to timely elect a form of payment for the Non-Grandfathered Benefit, the Non-Grandfathered Benefit shall be paid in the form of a single life annuity.


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            2.   Excess   Appendix  L  Benefits.   The  actual   amount  of  any
      Participant's Benefit under Section IV.A.2 of the Plan shall be paid to the Participant in cash as soon as practicable after it accrues.

            3. Taxes. Any payments hereunder shall be subject to any applicable tax withholding requirements.

      C. Vesting

      Notwithstanding anything in this Plan to the contrary, no Participant or Beneficiary shall be entitled to receive any benefits under Section IV.A.1 of this Plan unless the Participant (1) is actually employed by the Corporation or an "Affiliate" (as defined in the Pension Plus Plan) on or after his attainment of age 55 and (2) has completed ten years of Aggregate Credited Service.

                                   ARTICLE 5

                               PLAN ADMINISTRATION

      A. The Committee

            1. The Plan shall be administered by the Committee.

            2. The Committee shall act by a majority of its members at any time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may authorize any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Committee shall deliver to such interested person a revocation of such authorization.

            3. A member of the Committee who also is a Participant shall be disqualified from voting or acting upon any matter relating specifically to the Participant.

      B. Power, Duties, Etc. of the Committee

            1. The Committee shall have the power to construe the Plan and to determine all questions of fact that may arise thereunder, and any such construction or determination shall be conclusively binding upon all persons interested in the Plan.

            2. Subject to the terms of the Plan, the Committee may establish rules and procedures satisfactory to it for the administration of the Plan and the transaction of its business.

            3. All payments of benefits or expenses of the Plan shall be made by the Corporation at the direction of the Committee.


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            4. The  Committee  shall  have all the  rights,  powers,  duties and obligations granted or imposed upon it elsewhere in the Plan.

            5. The Committee may designate other persons to carry out the responsibilities of the Committee provided for hereunder.

            6. To the extent permitted under applicable law, the Committee shall not be subject to and shall be indemnified by the Corporation for any liabilities arising from any action or omission respecting the Plan.

                                   ARTICLE 6

                                  MISCELLANEOUS

      A. Amendment

      The Board of Directors and the Employee Benefits Committee (each acting by an appropriately adopted resolution at a meeting or action in writing without a meeting) shall each have the right at any time to amend the Plan in whole or in part, effective retroactively, or otherwise; provided, however, that no amendment shall decrease the amount that would be payable to a Participant or Beneficiary hereunder determined as if the Participant terminated employment with the Corporation immediately prior to such amendment and had begun to receive retirement benefits under the Pension Plus Plan, so long as the Participant had attained age 55 and had completed ten years of Aggregate Credited Service under the Pension Plus Plan on the date such amendment is adopted.

      B. Termination

      The Board of Directors (acting by an appropriately adopted resolution at a meeting or action in writing without a meeting) reserves the right to terminate the Plan; provided, however, that such termination shall not decrease the amount payable to a Participant or Beneficiary hereunder determined as if the Participant had terminated employment with the Corporation immediately prior to the termination of the Plan and had begun to receive retirement benefits under the Pension Plus Plan, so long as the Participant had attained age 55 and had completed ten years of Aggregate Credited Service under the Pension Plus Plan on the date on which the Plan is terminated. All other provisions of the Plan shall remain in effect unless otherwise amended.

      Unless payment is permitted earlier under IRC Section 409A, payment of a Participant's Grandfathered Benefit shall be made in a lump sum within thirty days of the termination of the Plan. Payment of a Participant's Non-Grandfathered Benefit shall be made in a lump sum within thirty days of the one year anniversary of the termination of the Plan. Notwithstanding the above, Participants who are receiving payments of their Non-Grandfathered Benefit on the date the Plan is terminated shall continue to receive distributions in accordance with their payment election during this one year period. At the end of the period such Participant will receive a distribution of the balance of his/her Non-Grandfathered Benefit.


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      C. Funding

      The Benefits payable under the Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Corporation. The Corporation may establish a trust pursuant to a trust agreement and make contributions thereto for the purpose of assisting the Corporation in meeting its obligations in respect of Benefits payable under the Plan. Any such trust agreement shall contain procedures to the following effect:

            (a) In the event of the insolvency of the Corporation, the trust fund will be available to pay the claims of any creditor of the Corporation to whom a distribution may be made in accordance with state and federal bankruptcy laws. The Corporation is subject to a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code. In the event the Corporation becomes insolvent, the Board of Directors and chief executive officer of the Corporation shall notify the trustee of that event as soon as practicable. Upon receipt of such notice, or if the trustee receives other written allegation of the Corporation's insolvency, the trustee shall cease making payments of benefits from the trust fund, shall hold the trust fund for the benefit of the Corporation's creditors, and shall take such steps that are necessary to determine within 30 days whether the Corporation is insolvent. In the case of the trustee's actual knowledge of or other determination of the Corporation's insolvency, the trustee will deliver assets of the trust fund to satisfy claims of the Corporation's creditors as directed by a court of competent jurisdiction;

            (b) The trustee shall resume payment of benefits under the trust agreement only after the trustee has determined that the Corporation is not insolvent (or is no longer insolvent, if the trustee had previously determined the Corporation to be insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payment. If the trustee discontinues payment of benefits pursuant to Paragraph (a) of this Section and subsequently resumes such payment, the first payment on account of a Participant following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made on account of such Participant under the trust agreement and the aggregate payments actually made on account of such Participant by the Corporation during any such period of discontinuance, plus interest on such amount at a rate equivalent to the net rate of return earned by the trust fund during the period of such discontinuance.

      D. Benefits Not Assignable

      Benefits provided under the Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process other than pursuant to the laws of descent and distribution. The foregoing notwithstanding, a valid beneficiary designation filed in accordance with


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Appendix  L of the  Pension  Plus Plan  shall  also  govern  the  payment of any benefits under Section IV.A.2 of this Plan in case of the death of a Participant.

      E. Plan Not a Contract of Employment

      The Plan is not a contract of employment, and the terms of employment of any employee of the Corporation or its "Affiliates" (as defined in the Pension Plus Plan) shall not be affected in any way by the Plan or related instruments except as specifically provided in the Plan or such related instruments. The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee for a continuation of employment, nor shall it interfere with the right of the Corporation or an "Affiliate" (as defined in the Pension Plus
Plan) to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participant. Each Participant and all persons who may have or claim any right by reason of his participation shall be bound by the terms of the Plan and all Agreements entered into pursuant thereto.

      F. Benefits Payable to Minors, Incompetents and Others

      In the event any benefit is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, in the sole discretion of the Committee, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his property, or otherwise is in such position or condition that the Committee believes that such person could not utilize the benefit for his support or welfare, the Committee shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or to any other person having the care and control of such person. The receipt of any such person to whom such payment on behalf of any Participant or Beneficiary is made shall be sufficient discharge therefor.

      G. Construction

            1. The Plan is intended to qualify as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as referred to in
      Section 201(2) of ERISA, and its terms shall be interpreted accordingly. Otherwise, the laws of the State of New York shall control the interpretation and performance of the terms of the Plan.

            2. If any provision of the Plan, or the application of any such provision to any person or circumstances, shall be invalid under any federal or state law, neither the application of such provision to persons or circumstances other than


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      those as to which such  provision is invalid nor any other  provisions  of the Plan shall be affected thereby.

            3. The headings and in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

      IN WITNESS WHEREOF, the Corporation has caused this Restatement to be duly executed on December 10, 2007 but effective as of January 1, 2008.

                                           ALBANY INTERNATIONAL CORP.

                                           By: /s/ Charles J. Silva, Jr.
                                               ---------------------------------

                                           Its:  Vice President- General Counsel
                                               ---------------------------------

ATTEST:

/s/ Joseph M. Gaug
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